Exhibit 99.1

Jones Lang LaSalle

Income Property Trust™

Quarterly Report for the period ended March 31, 2014

EXECUTIVE SUMMARY

In the first quarter 2014, Jones Lang LaSalle Income Property Trust:

- Paid net of fee quarterly dividend distributions of $0.09619 on Class M shares and $0.08460 on Class A shares[1];
- Decreased weighted average interest rate on outstanding loans by 7 basis points to 4.30%;
- Increased portfolio occupancy to 97%;
- Acquired three properties for approximately $61.8 million;
- Realized 0.69% share appreciation resulting from net increases in underlying property values; and
- Achieved net Q1 returns of 1.52% on A shares and 1.63% on M shares.

Returns Summary[2]

	Class M	Class A
Q1 Return (Gross)	1.77%	1.77%
Q1 Return (Net)	1.63%	1.52%
2014 YTD Return (Gross)[3]	1.77%	1.77%
2014 YTD Return (Net)[3]	1.63%	1.52%
Since Inception Return (Gross)[4]	5.93%	5.80%
Since Inception Return (Net)[4]	5.47%	4.92%

Dividend Summary

	Class M	Class A
Q4 Dividend per Share (Net)	$0.09619	$0.08460
YTD Dividend per Share (Net)	$0.09619	$0.08460

NAV

	Class M	Class A
NAV per Share[5] (on 3/31/14)	$10.26	$10.24

[1] Fees and expenses reduce cash available for distribution. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds.

[2] Past performance is no guarantee of future results. All returns shown in the table are net of Company expenses, advisory fees and share class-specific fees.

[3] Year to Date Return for each share class is calculated by adding share price changes with cumulative dividends for that year and dividing the result by the January 1 price.

[4] Since Inception Return is annualized using a geometric linking of monthly returns since October 1, 2012.

[5] NAV is reported based on the fair value of assets less liabilities. Our daily NAV can be found on our website at www.jllipt.com and our toll-free number, 855.652.0277. For important disclosures regarding the Company's performance please refer to the "Notes" section in the back of this letter. Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved.

Portfolio Summary

Total Assets (at fair value)[6]	$825 million
Net Asset Value (NAV)	$447 million
Company Leverage Ratio	46%
Number of Properties	27
Total Square Feet & Units	4.4 million Sq. Ft. & 2,015 units
Geographic Diversification	10 States and Canada
Portfolio Occupancy	97%
Average Remaining Lease Term[7]	6.1 years
Investment Strategy	Diversified - Core
Inception Date[8]	October 1, 2012
Tax Reporting	1099-DIV
Minimum Investment	$10,000

[6] Total assets at fair value are reported at pro-rata share for properties with joint ownership.

[7] Average remaining lease term excludes apartment properties as these leases are generally one year in term.

[8] This offering went effective with the SEC on October 1, 2012 at an initial offering price of $10.00 per share.

Unless otherwise noted, portfolio data as of 3/31/2014

For Current Investors Only | Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information | 1

PORTFOLIO UPDATE In the first quarter of 2014, we executed on a number of strategic initiatives, capitalizing on market conditions and our earlier efforts to better position our portfolio of diversified core properties for future growth and enhancement of stockholder value. Acquisition Activity On January 17th, we acquired Oak Grove Plaza, a Kroger- anchored retail property located in a high-growth residential corridor in northeast suburban Dallas for approximately $22 million. This acquisition was financed with a ten-year $10.5 million fixed rate mortgage loan at a 4.17% interest rate. The loan to value on this property was 47%. On January 22nd, we acquired Grand Prairie Distribution Center, a 277,000 square foot, state-of-the-art industrial building located near Dallas/Fort Worth International Airport in Grand Prairie, TX. The property was purchased for approximately $17 million and is 100% leased to a single tenant for ten years. After quarter end, in April, we entered into an $8.6 million mortgage payable to finance this property. The loan is for five years at LIBOR plus 1.80%. However, we entered into an interest rate swap which fixed the rate at 3.58% for the five year term. The loan to value is 50%. On January 28th, we acquired South Beach Parking Garage, a 340 stall, seven level parking garage located on South Beach in Miami, FL for approximately $22 million. The property is strategically located on a highly trafficked area of Collins Avenue with more than 120 hotels within a one mile radius. Leverage During the quarter, we closed on a $19.5 million borrowing secured by South Seattle Distribution Center, our newly acquired industrial property located in downtown Seattle. This is a ten-year loan at a fixed rate of 4.38%, interest only for two years. This and other activities in the portfolio resulted in a 1% increase to 46% in our leverage ratio when compared to the 45% at the end of 2013. Using moderate leverage is a strategic way to extend our investment capacity and further 2 Quarterly Report | March 31, 2014 Distributions On February 7 and May 2, 2014, we paid gross dividends of $0.11 per share related to the fourth quarter of 2013 and the first quarter of 2014. These gross dividends were paid out to stockholders but are reduced by share class-specific expenses. On May 6th, our board of directors approved our second quarter dividend of $0.11 per share to stockholders of record as of June 27th to be paid on August 1st. Again, this gross dividend will be reduced by share class-specific expenses for all stockholders. Share Value The NAV per share for our Class A and Class M shares as of March 31st was $10.24 and $10.26, respectively. The NAV of each share class increased this quarter as increasing property valuations had a positive impact of approximately $0.07 per share. The NAV increases are the result of our regular accrual of portfolio income and increased property valuations. We generally do see an upward trend in our NAV throughout the quarter as we accrue our portfolio income, and then we see a comparable reduction in our NAV for the accrual of that dividend payment once we reach our record date. Our property investment portfolio is externally appraised by our independent valuation advisor, Real Estate Research Corporation. Our daily share values are posted on our website (www.jllipt.com) and are available via our stockholder services customer support line at 855.652.0277. Investment Returns The combination of share appreciation and dividend distributions for the rolling four quarters ending March 31, 2014, generated a net total return of between 5.21% and 5.75% depending on the share class owned. The total return was comprised of a cash return of between 3.21% and 3.66% and an appreciation return of between 1.99% and 2.09%. COMPANY UPDATE For Current Investors Only | Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

3 diversify our portfolio. We plan on maintaining the 30-50% LTV range during 2014, which will ensure our balance sheet is healthy while allowing us to take advantage of the current low interest rate environment. The weighted average interest rate on our outstanding loans decreased by 7 basis points to 4.30% during the first quarter. Occupancy As of March 31st, total portfolio occupancy was 97%, an increase of 1% from Q4 2013 and an increase of 5% from the prior year. Outlook We are extremely pleased with our year to date accomplishments. In the new year we have closed on three new acquisitions and four new financings, all at leveraged yields that over time should be accretive to our dividend. Financial Advisors and Portfolio Managers are looking for increased diversification and alternative sources of income for their client portfolios and core real estate is well positioned to provide both. We are very appreciative of the ongoing support and interest we have received for our offering. As we grow our portfolio of diversified core properties, we remain committed to actively managing our real-estate assets to provide attractive income returns to our stockholders. Our portfolio is well positioned for more growth throughout 2014. Going forward continued successful capital raising will allow us to advance our strategic objectives and further broaden and diversify our portfolio holdings. Our target acquisitions remain well located, well leased industrial properties, grocery-anchored community oriented retail properties and apartments that may provide growth to our portfolio. We will also focus on increasing our exposure to eastern and western U.S. major markets to further our geographic diversification within the portfolio. We are very pleased with our accomplishments in the first three months of the year and are confident that we can continue to add value to our portfolio and generate moderate appreciation over time for our stockholders. CONTACT We strive to keep you well informed regarding Jones Lang LaSalle Income Property Trust. If you have any questions, please speak to your designated account representative or contact shareholder services at 855.652.0277 between the hours of 8:00 a.m. and 5:00 p.m. central time or via email at jll ipt@lasalle.com. Distribution Reinvestment Plan As one item of housekeeping, at our May 6th board meeting, our directors authorized the creation of new share classes of our common stock that will also be eligible for our distribution reinvestment plan on the same terms and conditions as all other share classes. Quarterly Report | March 31, 2014 For Current Investors Only | Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information 3% Other 21% Industrial 34% Office 17% Retail 25% Apartment 12% Midwest 16% East 23% West 44% South 5% International By Property Type By Geographic Region PORTFOLIO DIVERSIFICATION (BY VALUATION)

4 This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. The information contained herein has been obtained from sources believed to be reliable, but we cannot guarantee its accuracy or completeness. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance. Past performance is no guarantee of future results The Company is advised by LaSalle Investment Management, Inc. (“LaSalle”). Notes The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. The returns have been prepared using unaudited data and valuations of the underlying investments in the Company’s portfolio, which are done or reviewed by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee) and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. The year to date return is time-weighted using a geometric linking of quarterly returns. Strategies undertaken by the Company are not intended to track any index and information on indicies is provided for illustrative purposes only. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to an offering memorandum. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed. Important Risk Disclosure Real Estate Investment Trusts (REITs) involve a significant degree of risk and should be regarded as speculative. They are only made available to qualified investors under the terms of the offering memorandum. The securities of issuers that are principally engaged in the real estate sector may be subject to risks similar to those associated with the direct ownership of real estate. These include: declines in real estate values, defaults by mortgagors or other borrowers and tenants, increases in property taxes and operating expenses, overbuilding, fluctuations in rental income, changes in interest rates, possible lack of availability of mortgage funds or financing, extended vacancies of properties, changes in tax and regulatory requirements (including zoning laws and environmental restrictions), losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, and casualty or condemnation losses. In addition, the performance of the local economy in each of the regions in which real estate is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. No investment strategy or risk management technique can guarantee return or eliminate risk in any market environment. Holdings may be highly leveraged and, therefore, more sensitive to adverse business or financial developments. These investments are long-term and unlikely to produce realized income for investors for a number of years. Interests in these investments are not transferable. The holding may be illiquid—very thinly traded or assets for which no market exists. These investments may use leverage, which even on a short-term basis can magnify increases or decreases in the value of the investment. The business of identifying these investment opportunities is competitive. In addition, high fees and expenses may offset the Company’s profits. For complete disclosure of risks related to the Company, please see our Annual Report filed on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Reports on Form 10-Q, also filed with the SEC. Important Disclosure Information LaSalle Investment Management is one of the world’s leading real estate investment managers and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940. LaSalle is an indirect wholly-owned subsidiary of Jones Lang LaSalle Incorporated, a global real estate services firm listed on the New York Stock Exchange. This document is being provided on a confidential basis for informational purposes only. Nothing herein is or should be construed as investment, legal or tax advice, a recommendation of any kind, a solicitation of clients, or an offer to sell or a solicitation of an offer to invest in the Company. An investment in the Company may be offered only pursuant to the Company’s confidential offering memorandum or prospectus, subscription document, operating agreement, Privacy Policy and Disclosure and Waiver Letter, as applicable, and other related documents (collectively, the “Offering Package”). The information contained herein is not complete, may not be current, is subject to change, and is subject to, and qualified in its entirety by, the more complete disclosures, risk factors and other terms that are contained in the Offering Package. Certain information herein has been obtained from third party sources and although believed to be reliable, has not been independently verified and its accuracy or completeness cannot be guaranteed. No representation is made with respect to the accuracy, completeness, or timeliness of this document. Prior to investing in the Company, investors must carefully review the Offering Package and acknowledge in writing that they understand the risks associated with such an investment. Prospective investors must complete the subscription document, which requires certification of the investor’s qualifications, including without limitation, the investor’s financial suitability, investment sophistication and experience, and willingness and ability to bear the risks associated with an investment in the Company. Prospective investors should consult their tax and/or legal advisors before making tax-related and/or legal-related investment decisions. This report contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Copyright © 2014 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle.